Exhibit 23.10
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-125930, 333-125941, 333-125943, 333-125946, 333-125962, 333-128034, 333-128035, 333-128036, 333-128037, and 333-128038, and Form S-3 Nos. 333-128945, 333-128553, and 333-125927) of Liberty Global, Inc. of our report dated June 29, 2006, with respect to the consolidated financial statements of PrimaCom AG, Mainz included in Amendment No. 1 to the Annual Report on Form 10-K/A of Liberty Global, Inc. for the year ended December 31, 2005.
Ernst & Young AG
Wirtschaftsprüfungsgesellschaft

Klein	Erbacher
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Eschborn/Frankfurt/M., Germany
June 29, 2006